UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 27, 2004 Date of Report (Date of earliest event reported)

ROYAL GOLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-5664	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

303-573-1660 (Registrant's telephone number, including area code)

Item 5.	Other Event

On July 27, 2004, Royal Gold, Inc. announced that the Company has acquired 31 unpatented mining claims from Quicksilver Phenomenon, LLC. The information contained in the Company's news release is incorporated herein by reference and is filed as Exhibit 99.1 hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

By:	/s/ Karen Gross
Name:	Karen Gross
Title:	Vice President & Corporate Secretary

Dated: July 28, 2004

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated July 27, 2004, "Royal Gold Acquires Mining Claims in Eureka County, Nevada."
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Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION CONTACT:
Stanley Dempsey, Chairman & Chief Executive Officer Karen Gross, Vice President & Corporate Secretary (303) 573-1660

ROYAL GOLD ACQUIRES MINING CLAIMS IN EUREKA COUNTY, NEVADA

DENVER, COLORADO. JULY 27, 2004: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced that the Company has acquired 31 unpatented mining claims from Quicksilver Phenomenon, LLC on lands located southeast of the Cortez area, Eureka County, Nevada.

Stanley Dempsey, Chairman and CEO, commenting on the acquisition of the mining claims, said "These claims have a good address in the Battle Mountain-Cortez Trend of gold deposits. We will actively explore the claims and, if our exploration efforts are successful, we will look for an operating company to bring the property into production, reserving a royalty for Royal Gold."

Royal Gold is a precious metals royalty company engaging in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ National Market System, under the symbol "RGLD" and on the Toronto Stock Exchange, under the symbol "RGL." The Company's web page is located at www.royalgold.com.

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